Exhibit 10.1

SaverOne 2014 Ltd.

Date: __________________

To

___________________

Hello,

Re: Letter of indemnification

Whereas, pursuant to section 152 of the articles of association of SaverOne 2014 Ltd. (the “Company”), the Company may exempt its Officers from liability as detailed below, and further to obtaining all the necessary approvals under law for the provision of an indemnification, in advance, to the Officers of the Company who currently serve as officers and shall serve as such from time to time, we hereby inform you that since you currently serve as an officer and/or have served as an officer and/or may serve as an officer of the Company and/or any subsidiary of the Company and/or any related company, the Company confirms and undertakes, subject to the provisions of any law, as follows:

Subject to the provisions of any law, the Company hereby exempts you in advance from any liability for any damage it may incur as of the date of this Letter of Indemnification, if such is incurred, directly or indirectly, due to any breach of your duty of care to the Company following an action performed by you in good faith and as part of your position as an Officer, as this term is defined below.

The undertakings of the Company under this Letter of Indemnification shall be construed liberally in a manner intended to fulfill such, to the extent permitted under law, and for the purpose thereof. In case of any contradiction between a provision of this Letter of Indemnification and a provision of the law that may not be stipulated on or amended or added to, the provision of law shall prevail, however the above shall not prejudice or derogate from the force of the other provisions of this Letter of Indemnification. The indemnification above from the breach of the duty of care shall not apply to a distribution, transactions with an interested party and in any counterclaim of the Company against the Officer in reply to a claim made by the Officer against the Company, excluding where the claim made by the Officer is for preserving protective rights under labor laws and/or under a personal employment agreement with the Company. It is also clarified that the indemnification above shall not apply in connection with a resolution or a transaction in which the controlling shareholder or the Officer of the Company (including an officer other than the one who was granted this Letter of Indemnification) has a personal interest.

This Letter of Indemnification shall not derogate from the force of any letter of indemnity that has been provided to you by the Company if such has been provided.

“Action or any derivative thereof”	Including a resolution and/or omission (or any derivative thereof) and including actions that predate this letter of indemnification and indemnity during the term of service as a Company Officer.

“Officer”	Anyone who serves from time to time as an officer of the Company, as this term is defined in the Companies Law, 5775-1999, or the Securities Law, 5728-1968, as well as any officer of the Company who serves on behalf of the Company as an officer of any other company, a subsidiary of the Company a related company and/or any other corporation of which the Company holds securities, directly and/or indirectly, as of the date of approval of this Letter of Indemnification.

SaverOne 2014 Ltd.

I confirm receipt of this Letter and my consent to the terms thereof.

Date: ______________	_______________________